For additional information, contact:

Kelly Blough	Colleen Nichols
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-6131
kblough@sonicwall.com	cnichols@sonicwall.com

SonicWALL Reports Fourth Quarter and Fiscal Year 2009 Financial Results

SAN JOSE, Calif., February 11, 2010 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended December 31, 2009, with revenue of $54.1 million. The Company shipped 52,000 revenue units in the quarter.  Cash flow from operations was $5.0 million.

Net income for the fourth quarter of 2009 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $5.0 million, or $0.09 per diluted share.  In comparison, GAAP net income for the fourth quarter of 2008 was $3.5 million, or $0.06 per diluted share.

Non-GAAP net income for the fourth quarter of 2009 was $6.0 million or $0.11 per diluted share.  In comparison, non-GAAP net income for the fourth quarter of 2008 was $5.9 million, or $0.11 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, and share-based compensation expense primarily associated with the expensing of stock options.  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

For fiscal year 2009 SonicWALL reported revenue of $200.6 million. GAAP net income for fiscal year 2009 was $13.2 million, or $0.24 per diluted share, compared to a GAAP net income of $4.9 million, or $0.08 per diluted share, in fiscal 2008.

Non-GAAP net income for fiscal year 2009 was $20.8 million, or $0.37 per diluted share, compared to $16.9 million, or $0.29 per diluted share in fiscal year 2008. Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options. An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

“I am proud of our accomplishments in 2009,” said Matt Medeiros, CEO of SonicWALL.  “In a challenging environment, we gained market share, improved operating margin, and generated strong cash flow, all while developing high performance, market-leading products.  We are excited about the opportunity for SonicWALL in 2010.”

Guidance for Q1 2010

SonicWALL expects first quarter 2010 revenue to be in the range of $52 million to $54 million.  The Company expects non-GAAP gross margin to be in the range of 71% to72% of revenue.  SonicWALL expects non-GAAP earnings per share in the first quarter of 2010 to be in the range of $0.09 to $0.10 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects GAAP earnings per share to be in the range of $0.05 to $0.06.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3 million for the first quarter of 2010.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss fourth quarter and fiscal year 2009 results will take place today, February 11, 2010, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be found at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on February 16 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 8045496.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL presents certain non-GAAP financial measures.  These non-GAAP financial measures are not intended to replace GAAP results.  GAAP results are the most comprehensive and accurate representation of the performance of the company.  Management does, however, regularly use these non-GAAP financial measures to evaluate certain aspects of the company’s operating performance against established business objectives such as departmental operating results in terms of cash operating expenses as a percentage of revenue, and inventory turns exclusive of non-cash expenses.  Management further uses these non-GAAP measures as a benchmark of the company’s performance against our competitors who frequently present similar non-GAAP financial measures.  The company has in the past and may again in the future use these non-GAAP financial measures as target metrics for its incentive compensation plans.  Additionally, management establishes its annual operating plan and manages operating expenses each year exclusive of certain recurring expenses which have no impact on cash from operations.  We believe that investors benefit from this additional disclosure as it provides transparency into financial information used by management in our assessment of operating performance, provides a cash basis comparison of operating results against other companies in our industry, and provides the basis of targets established for the incentive compensation plans.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the first quarter of 2010, gross margin on a non-GAAP basis for the first quarter of 2010, earnings per share on a GAAP and non-GAAP basis for the first quarter of 2010, share based compensation expense for the first quarter of 2010, and our ability to continue to deliver industry leading enterprise security solutions.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Product	$22,628	$21,867	$73,847	$90,857
License and service	31,519	32,389	126,728	127,787
Total revenue	54,147	54,256	200,575	218,644
Cost of revenue:
Product	11,917	11,028	39,038	43,507
License and service	4,079	4,689	15,857	20,102
Amortization of purchased technology	755	755	3,017	3,017
Total cost of revenue	16,751	16,472	57,912	66,626
Gross profit	37,396	37,784	142,663	152,018
Operating expenses:
Research and development	9,705	9,807	37,858	44,176
Sales and marketing	18,002	18,395	70,000	82,348
General and administrative	4,546	4,479	17,134	18,613
Amortization of purchased intangible assets	273	273	1,095	1,114
Restructuring charges	-	-	-	1,683
Total operating expenses	32,526	32,954	126,087	147,934
Income from operations	4,870	4,830	16,576	4,084
Interest income and other expense, net	787	1,041	3,164	6,368
Income before income taxes	5,657	5,871	19,740	10,452
Provision for income taxes	(698)	(2,418)	(6,586)	(5,571)
Net income	$4,959	$3,453	$13,154	$4,881
Net income per share:
Basic	$0.09	$0.06	$0.24	$0.09
Diluted	$0.09	$0.06	$0.24	$0.08
Shares used in computing net income per share:
Basic	54,236	53,575	53,914	56,069
Diluted	56,888	54,459	55,568	57,897

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2009	2008 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$39,071	$45,127
Short-term investments	161,079	60,327
Accounts receivable, net	24,909	20,945
Inventories	6,814	8,956
Deferred tax assets	13,126	9,423
Prepaid expenses and other current assets	8,071	11,861
Total current assets	253,070	156,639

Property and equipment, net	9,819	9,543
Goodwill	138,470	138,470
Long-term investments	15,746	61,450
Deferred tax assets, non-current	20,143	18,406
Purchased intangibles and other assets, net	13,309	17,328
Total assets	$450,557	$401,836

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$5,393	$10,717
Accrued payroll and related benefits	13,457	11,554
Other accrued liabilities	6,270	10,307
Deferred revenue	99,252	88,415
Total current liabilities	124,372	120,993

Deferred revenue, non current	24,920	15,072
Total liabilities	149,292	136,065

Shareholders' Equity:
Common stock, no par value	416,388	396,223
Accumulated other comprehensive loss, net	(7,034)	(9,209)
Accumulated deficit	(108,089)	(121,243)
Total shareholders' equity	301,265	265,771
Total liabilities and shareholders' equity	$450,557	$401,836

(1) December 31, 2008 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net cash provided by operating activities	$5,013	$5,362	$35,846	$19,233
Cash flows from investing activities:
Purchase of property and equipment	(1,259)	(1,208)	(5,299)	(5,035)
Change in restricted cash in escrow	-	(1)	5,104	1,375
Maturity and sale of investments, net of purchases	(72,439)	682	(52,686)	66,736
Net cash provided by (used in) investing activities	(73,698)	(527)	(52,881)	63,076
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	841	-	3,144	5,306
Repurchase of common stock	-	-	-	(79,408)
Excess tax benefits from share-based compensation	7,835	1,609	7,835	3,596
Net cash provided by (used in) financing activities	8,676	1,609	10,979	(70,506)
Net increase (decrease) in cash and cash equivalents	(60,009)	6,444	(6,056)	11,803
Cash and cash equivalents at beginning of period	99,080	38,683	45,127	33,324
Cash and cash equivalents at end of period	$39,071	$45,127	$39,071	$45,127

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP net income	$4,959	$3,453	$13,154	$4,881
Share-based compensation	2,854	2,535	9,186	10,617
Amortization of purchased intangible assets	1,029	1,028	4,112	4,131
Restructuring charges	-	-	-	1,683
Tax effect of adjustments	(2,832)	(1,073)	(5,638)	(4,376)
Net effect of pro forma adjustments	1,051	2,490	7,660	12,055
Non-GAAP net income	$6,010	$5,943	$20,814	$16,936

Diluted GAAP net income per share	$0.09	$0.06	$0.24	$0.08
Diluted Non-GAAP net income per share	$0.11	$0.11	$0.37	$0.29

GAAP gross margin	$37,396	$37,784	$142,663	$152,018
Share-based compensation	143	136	501	532
Amortization of purchased technology	755	754	3,017	3,017
Non-GAAP gross margin	$38,294	$38,674	$146,181	$155,567
Non-GAAP gross margin percentage of revenue	70.7%	71.3%	72.9%	71.2%

GAAP income from operations	$4,870	$4,830	$16,576	$4,084
Cost of revenue - share-based compensation	143	136	501	532
Cost of revenue - amortization of purchased technology	755	754	3,017	3,017
Research and development - share-based compensation	822	728	2,763	3,290
Sales and marketing - share-based compensation	990	933	3,285	3,802
General and administrative - shared-based compensation	899	738	2,637	2,993
Amortization of purchased intangible assets	274	274	1,095	1,114
Restructuring charges	-	-	-	1,683
Non-GAAP income from operations	$8,753	$8,393	$29,874	$20,515
Non-GAAP operating margin percentage of revenue	16.2%	15.5%	14.9%	9.4%